EXHIBIT 99.2

Company name: Metinvest B.V.

Headline: Scheme of Arrangement: Practice Statement Letter

 IRISH STOCK EXCHANGE ANNOUNCEMENT

24 December 2015

 Metinvest B.V.

U.S.$ 85,238,250 10.25 per cent. Guaranteed Notes due 2016 (the “2016 Notes”)

ISIN: XS0511379066, Common Code: 051137906

ISIN: US591555AA54, CUSIP: 591555AA5

U.S.$289,734,000 10.50 per cent. Guaranteed Notes due 2017 (the “2017 Notes”)

ISIN: XS1145219652, Common Code: 114521965

ISIN: US591555AC11, Common Code: 114752894

CUSIP: 591555 AC1

U.S.$750,000,000 8.75 per cent. Guaranteed Notes due 2018 (the “2018 Notes”)

ISIN: XS0591549232

ISIN: US591555AB38, CUSIP: 591555 AB3

Scheme of Arrangement: Practice Statement Letter

Metinvest B.V. (the “Issuer”) announces that it has issued a practice statement letter (the “Practice Statement Letter”) in order to propose a scheme of arrangement (the “Scheme”) pursuant to Part 26 of the Companies Act 2006 to the holders of all the outstanding 2016 Notes, 2017 Notes and 2018 Notes (the “Notes”). The Practice Statement Letter has been issued to the holders of the Notes through the Depository Trust Company, Euroclear and Clearstream, Luxembourg and has also been made available at www.lucid- is.com/metinvest to holders of the Notes that register on the website.

The Scheme provides for a moratorium which will prevent the holders of the Notes from taking enforcement action in accordance with the terms of the Notes during the moratorium period in connection with certain outstanding payments and events of default. The purpose of the Scheme is to enable the Issuer to create a stable platform during the period in which it seeks to negotiate a rescheduling of its financial indebtedness with the holders of the Notes and other relevant stakeholders.

Further details in relation to the Scheme are contained in the Practice Statement Letter.

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For further information please contact:

Lucid Issuer Services Limited as the Information Agent

David Shilson / Thomas Choquet

Tankerton Works

12 Arglye Walk

London WC1H 8HA

Phone:                 +44 (0) 207 704 0880

Email:                  metinvest@lucid-is.com

This Notice is given by:

Metinvest B.V.

Alexanderstraat 23

2514 JM
The Hague

The Netherlands

24 December 2015

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